Exhibit 4.11

                                DEPOSIT AGREEMENT


      THIS DEPOSIT AGREEMENT (this "Agreement"), dated as of June 28, 2002, is among NL Industries, Inc., a New Jersey corporation (the "Company"), and JPMorgan Chase Bank, formerly known as Chemical Bank, a New York banking corporation in its capacity as trustee (the "Trustee") under the Indenture (hereinafter described). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

                          W I T N E S S E T H:

      WHEREAS, the Company has previously issued its 11-3/4% Senior Secured Notes Due 2003 (the "Notes") pursuant to an indenture, dated as of October 20, 1993 (the "Indenture"), between the Company and the Trustee; and

      WHEREAS, the Company wishes to cause the Notes to be redeemed in full and to irrevocably deposit in trust with the Trustee money for the purpose of paying the Redemption Price pursuant to Article Eleven of the Indenture; and

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      Section 1. Deposit of Moneys. The Company has deposited with the Trustee moneys in the amount of $174,682,000.00 in the manner and for the purposes herein provided.

      Section 2. Creation of Trust Account. There is hereby created and established with the Trustee a special and irrevocable trust account to be designated the "NL Industries, Inc. Redemption Trust Account" (the "Redemption Account"). All moneys received pursuant to this Agreement shall be deposited and held in the Redemption Account and may, upon Company Order, be invested in short term United States Treasury securities maturing on or before the Redemption Date, which securities shall be held in the Redemption Account.

      Section 3. Acknowledgements by Trustee. The Trustee acknowledges that (a) it has received from or on behalf of the Company moneys in the amount of $174,682,000.00 and has credited the same to the Redemption Account and (b) it holds no other funds for the purpose of paying the Notes. The Trustee acknowledges that it has received irrevocable notice from the Company to issue to the holders of the Notes notice of the redemption of the Notes as soon as practicable on or after the date of deposit as provided herein.

      Section 4. Irrevocable Deposit. The deposit by the Company of moneys in the Redemption Account under this Agreement constitutes an irrevocable deposit thereof in trust solely for the purpose of making the payments described in
Section 5 hereof, all in accordance with, and subject to the provisions of, Articles Four and Eleven of the Indenture.

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      Section 5. Application of Trust Funds.

      (a) The Trustee agrees to apply the moneys deposited in the Redemption Account, in accordance with the provisions hereof and Articles Four and Eleven of the Indenture, to the payment of the Redemption Price.

      (b) It is expressly understood and agreed that the Redemption Account shall be held solely for the benefit of the Holders (as defined in the Indenture) of the Notes.

      (c) The moneys deposited into the Redemption Account are sufficient to pay in full the Redemption Price of the Notes on or before July 28, 2002.

      Section 6. Rights and Limitations of Liability.

      (a) The liability of the Trustee for the payment of the principal of and interest on the Notes pursuant to this Agreement shall be limited solely to the application of the moneys deposited herewith for such purposes in the Redemption Account. No provision of this Agreement shall require the Trustee to expend or risk its own funds, or otherwise incur any financial liability in the performance of any of its duties hereunder, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Agreement or adequate indemnity against such risk is not reasonably assured to it.

      (b) The parties acknowledge and agree that the Trustee is entering into this Agreement in its capacity as trustee under the Indenture. As such, the Trustee shall be entitled, in performing any of its duties under this Agreement, to all rights, privileges, protections, immunities and limitations of liability provided the Trustee under the Indenture, which rights, privileges, protections, immunities and limitations are specifically incorporated herein by this reference thereto, and nothing herein shall constitute a waiver of any rights or protections available to the Trustee under Articles Six or any other provision of the Indenture. Without in any way limiting the generality of the preceding sentence, the Trustee will be entitled to the rights set forth in Article Six of the Indenture in performing any of its duties under this Agreement.

      (c) The recitals herein shall not be considered as made by, or imposing any obligations or liability upon, the Trustee. The Trustee makes no representations as to the value, condition or sufficiency of the Redemption Account, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby or hereby, and the Trustee shall not incur any liability or responsibility in respect to any of such matters.

      Section 7. Books and Records. The Trustee shall maintain full and complete records of all assets and funds held by the Trustee from time to time under this Agreement, and of all receipts and disbursements hereunder, and shall furnish reports thereof to the Company upon its written request (but not more often than monthly). The books and records of the Trustee pertaining to this Agreement and the assets and funds held in the Redemption Account hereunder shall be made available for examination by the Company and its respective agents, attorneys and accountants from time to time during normal business hours subject to such reasonable regulations or restrictions as the Trustee may from time to time impose.

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      Section 8. Insufficient Funds. If at any time the moneys in the Redemption
Account will not be sufficient to make all payments required by this Agreement, the Trustee shall notify the Company in writing, promptly upon obtaining actual knowledge of such deficiency, of the amount thereof and the reason therefor; it being understood, however, that the Company shall have no obligation under this Agreement or under the Indenture to cure any such deficiency. The Trustee shall have no other responsibility regarding any such deficiency.

      Section 9. Termination. On the next New York business day following the Redemption Date of the Notes, all moneys remaining in the Redemption Account, if any, after payment of all amounts payable therefrom as described in Section 5 of this Agreement (or retention by the Trustee of amounts sufficient to make such payments not theretofore made), and after payment of any amounts owing to the Trustee under the Indenture, shall be paid over to the Company pursuant to the Indenture; provided however, the Company hereby directs the Trustee to pay any such amounts to the order of the Company's subsidiary, Kronos International, Inc. Upon the payment of all amounts payable hereunder, this Agreement and the rights hereby granted shall thereupon cease and terminate; provided, however, that the provisions of Section 6 (Rights and Limitations of Liability), Section 11 (Fees and Expenses) and Section 15 (Indemnity) shall survive the termination of this Agreement.

      Section 10. Holders' Lien on Redemption Account. The creation and establishment of the Redemption Account for the purposes herein specified shall be irrevocable, and the Trustee, on behalf of the holders of the Notes, shall have an express lien on and security interest in the Redemption Account and all moneys therein until paid out, used and applied in accordance with this Agreement.

      Section 11. Fees and Expenses. Without in any way limiting the generality of Section 6(b) of this Agreement, the Trustee will be entitled to the rights of compensation and reimbursement of expenses, disbursements and advances set forth in the Indenture in performing any of its duties under this Agreement.

      Section 12. Amendments. This Agreement is made for the benefit of the Company and the holders from time to time of the Notes, and it shall not be repealed or revoked, without the written consent of all such Holders and the Trustee. The Company and the Trustee may, without the consent of, or notice to, such Holders, amend this Agreement in any respect so long as such amendment would not cause the Redemption Account to fail to meet the requirements of the Indenture. Any such amendment must be set forth in a written agreement supplemental to this Agreement, and the Trustee may conclusively rely upon an opinion of counsel in form and substance satisfactory to the Trustee in determining whether to enter into any such agreement supplemental to this Agreement.

      Section 13. Resignation or Removal of Trustee. The resignation or removal of the Trustee from its capacity under this Agreement shall be governed by Sections 610, 611 and 612 of the Indenture, which is specifically incorporated herein by this reference thereto.

      Section 14. Severability; Headings. If any one or more of the covenants or agreements provided in this Agreement on the part of any of the parties hereto to be performed should be determined by a court of competent jurisdiction to be


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contrary to law, such covenant or agreement  shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions hereof. All paragraph headings included herein are for convenience of reference only and shall not affect the interpretation of the provisions hereof.

      Section 15.  Indemnity.  Without in any way  limiting  the  generality  of
Section 6(b) of this Agreement, the Trustee will be entitled to the rights of indemnification set forth in the Indenture in performing any of its duties under this Agreement.

      Section 16. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of laws principles thereof.

      Section 17. Counterparts. This Agreement may be executed in several counterparts, all of which shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument.

      Section 18. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      Section 19. Notice. Any notices hereunder shall be in writing and shall be sent to the following addresses:

      To Trustee:       JPMorgan Chase Bank
                        Institutional Trust Services
                        450 West 33rd Street
                        New York, New York  10001
                        Attention:  Richard Lorenzen
                        Tel:  212-946-3360
                        Fax:  212-946-8158

      To Company:       NL Industries, Inc.
                        16825 Northchase Drive
                        Suite 1200
                        Houston, Texas  77060
                        Attention:  John St. Wrba
                        Telecopy:  (281) 423-3329
                        Telephone:  (281) 423-333

      Notices to the Trustee shall be deemed to be given when actually received by the Trustee's Institutional Trust Services Department. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or banking holiday, such time shall be extended to the next day on which Trustee is open for business.

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      IN WITNESS  WHEREOF,  the parties  hereto  have each  caused this  Deposit
Agreement to be executed by a duly authorized officer as of the date first above written.

                                    NL INDUSTRIES, INC.



                                    By:
                                       ---------------------------------------
                                       Name:    Robert D. Hardy
                                       Title    Vice President and
                                                Chief Financial Officer:


                                    JPMORGAN CHASE BANK, as Trustee



                                    By:
                                       ---------------------------------------
                                       Name:    Richard Lorenzen
                                       Title:   Vice President



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